UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 6, 2014

MURPHY OIL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-8590	71-0361522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Peach Street P.O. Box 7000, El Dorado, Arkansas	71731-7000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 870-862-6411

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 6, 2014, Murphy Oil Corporation (“Murphy”) issued a press release announcing the election of Lawrence R. Dickerson to Murphy’s Board of Directors effective August 6, 2014.

The full text of the press release announcing Mr. Dickerson’s election to the Board of Directors is filed herewith as Exhibit 99.1.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 6, 2014, the Murphy Board of Directors amended Article III, Section 2 of its By-Laws, effective on such date, to change the number of directors from 11 to 12.

A copy of the amended By-Laws is filed herewith as Exhibit 3.1.

Item 8.01 Other Events

On August 6, 2014, Murphy issued a press release announcing that its Board of Directors had authorized a share buyback program of up to $500 million of the Company’s Common stock over the next year, and it further announced a 12% increase in the Company’s cash dividend beginning in the third quarter 2014. The quarterly cash dividend has been raised to $0.35 per share, or $1.40 per share on an annualized basis. This is an increase from the former annualized rate of $1.25 per share.

The full text of the press release announcing the share buyback program and the increase in quarterly cash dividend is filed herewith as Exhibit 99.1.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management’s current views concerning future events or results, including Murphy’s plans to divest its U.K. downstream operations, are subject to inherent risks and uncertainties. Factors that could cause one or more of these forecasted events not to occur include, but are not limited to, a failure to obtain necessary regulatory approvals, a deterioration in the business or prospects of Murphy or its U.K. refining and marketing business, adverse developments in Murphy or its U.K. refining and marketing business’ markets, adverse developments in the U.S. or global capital markets, credit markets or economies in general, or a failure to execute a sale of the U.K. downstream operations on acceptable terms or in the timeframe contemplated. Factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements include, but are not limited to, the volatility and level of crude oil and natural gas prices, the level and success rate of our exploration programs, our ability to maintain production rates and replace reserves, customer demand for our products, adverse foreign exchange movements, political and regulatory instability, and uncontrollable natural hazards. For further discussion of risk factors, see both Murphy’s 2013 Annual Report on Form 10-K and Form 10-Q for the quarterly period ended June 30, 2014 on file with the U.S. Securities and Exchange Commission. Murphy undertakes no duty to publicly update or revise any forward-looking statements.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

3.1	By-Laws of Murphy Oil Corporation, as amended August 6, 2014.

99.1	Press release dated August 6, 2014 announcing election of Lawrence R. Dickerson as a director of the Company, a share buyback program of up to $500 million over the next year, and an increase in the quarterly cash dividend to $0.35 per share on Murphy’s Common stock beginning in the third quarter of 2014.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MURPHY OIL CORPORATION

By:	/s/ John W. Eckart
John W. Eckart
Senior Vice President and Controller

Date: August 7, 2014

Exhibit Index

3.1	By-Laws of Murphy Oil Corporation, as amended August 6, 2014.

99.1	Press release dated August 6, 2014 announcing election of Lawrence R. Dickerson as a director of the Company, a share buyback program of up to $500 million over the next year, and an increase in the quarterly cash dividend to $0.35 per share on Murphy’s Common stock beginning in the third quarter of 2014.